                                BANKBOSTON, N.A.
                                    NBD BANK



                             dated of July 31, 1998

Connectivity Products Incorporated
680 Mechanic Street
Leominster, Massachusetts 01453

         Re:      Forbearance Agreement and Tenth Amendment
                  -----------------------------------------

Ladies and Gentlemen:

         Reference is hereby made to the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 31, 1996 by and among (a) Connectivity Products Incorporated, a Delaware corporation (the "COMPANY"), (b) the financial institutions listed on SCHEDULE I thereto (the "BANKS"), and (c) BankBoston, N.A., a national banking association in its capacity as Administrative Agent and Documentation Agent for the Banks (as amended and in effect from time to time, the "CREDIT AGREEMENT"), and the various notes, guaranties and security documents delivered in connection therewith (collectively, the "LOAN DOCUMENTS").

         The Company acknowledges that prior to July 31, 1998 the Company was in default of the requirement set forth in the Credit Agreement that the Overadvance Amount, as such term is used in the definition of BORROWING BASE, be reduced to $0.00 effective as of July 10, 1998. In addition, as of May 22, 1998, the Company is also in default of its obligation to deliver its financial statements for the first fiscal quarter of 1998 and the fiscal year 1998 projections pursuant to ss.9.4(j) and (k) of the Credit Agreement, respectively and the representation and warranty made pursuant to ss.8.4 of the Credit Agreement with respect to the financial statements delivered to the Banks prior to the delivery of the audited financial statements for fiscal year 1997 prepared by Ernst & Young. These Events of Default are hereinafter referred to as the "SPECIFIED DEFAULTS", and the Company acknowledges and agrees that the Co-Agents and the Banks have not waived any of the Specified Defaults. The Company also acknowledges and agrees that all of the Company's obligations, liabilities and indebtedness to the Banks and the Co-Agents under the Credit Agreement may at any time be declared due and payable in full by reason of the Specified Defaults, that the Banks have no further commitment to extend credit to the Company and the Banks and the Co-Agents are entitled to accelerate the Bank Obligations and to proceed to enforce any and all of their respective rights and remedies under the terms of the Loan Documents. The Company has now requested that the Banks and the Co-Agents extend the Revolving Credit Loan Maturity Date and forbear from exercising their rights and remedies under the Loan Documents until the Forbearance Termination Date (as hereinafter defined) under the following terms and conditions:

         SS.1.    DEFINITIONS. All capitalized terms used herein without
definition that are defined in the Credit Agreement, as amended and in effect on the date hereof, shall have the same meanings herein as therein. All accounting terms used herein and not otherwise defined shall be used in accordance with generally accepted accounting principles. For the purposes of this Agreement, "BANK OBLIGATIONS" shall mean all indebtedness, obligations and liabilities of the Company and its Subsidiaries to any of the Banks and the Co-Agents existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including without limitation, those arising or incurred under any of the Loan Documents or under any other instruments, documents or agreements at any time evidencing such indebtedness, obligations or liabilities.

         SS.2.    RATIFICATION OF EXISTING AGREEMENTS. The Company hereby
ratifies and confirms in all respects all of the Bank Obligations, except as otherwise expressly modified in this Agreement upon the terms set forth herein. In addition, by execution of this Agreement, the Company represents and warrants that, to the best of its knowledge, as of the date hereof, no claim or counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to the Bank Obligations. The Company further agrees that, to the extent any such claim, counterclaim, right of setoff or defense of any kind to its knowledge exists, the Company hereby waives and releases each and all of them in consideration for the Co-Agents and the Banks entering into this Agreement. The Company acknowledges that, in entering into this Agreement, the Banks have relied on the representations, warranties and waivers contained in this ss.2. As of July 31, 1998, the Company agrees that the outstanding aggregate principal amount of the Revolving Credit Loans plus the aggregate Maximum Drawing Amount of the Letters of Credit outstanding under the Credit Agreement is equal to $18,225,372.92.

         SS.3.    REPRESENTATIONS AND WARRANTIES. The Company has adequate
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and does not contravene any law, rule or regulation applicable to the Company or any of the terms of the Company's charter documents, by-laws or other governing document or any indenture, agreement or undertaking to which the Company is a party. The obligations of the Company under this Agreement and the Loan Documents constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms. All of the representations and warranties made by or on behalf of the Company in the Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except for those matters previously disclosed in writing to the Banks or disclosed herein.

         SS.4.    FORBEARANCE OBLIGATIONS. Subject to the conditions set forth in ss.5 hereof, the Banks agree to forbear from enforcing any of their rights and remedies under the Loan Documents (except with respect to the Anicom, Inc. stock, which the Company agrees is to be sold and the proceeds applied as provided in ss.6(j) hereof) for the purpose of seeking payment of any of the Bank Obligations (including, without limitation, any act with respect to any collateral now or hereafter securing payment any Bank Obligations or any setoff or any other application of funds of the Company now or hereafter on deposit with or otherwise controlled by any of the Banks until that date (the "FORBEARANCE TERMINATION DATE") which is the earliest to occur of (a) the Company's failure to comply with any of the terms and conditions of this Agreement, including any of the undertakings set forth in ss.ss.5 and 6, (b) an Event of Default (other than the Specified Defaults) under any of the Loan Documents, (c) if the Company or any person or entity claiming by or through the Company ever commences, joins in, assists, cooperates or participates as an adverse party or adverse witness in any suit or other proceeding against the Banks relating to the indebtedness referred to as the Bank Obligations or any amounts owing hereunder, (d) any of the claims of the Banks under this Agreement or with respect to the Bank Obligations shall be subordinated to the claims of any other creditor of the Company, (e) the Company shall make a general assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of the assets of such Company or shall commence any case or other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company and the Company shall indicate its approval thereof, consent thereto or acquiescence therein, (f) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company bankrupt or insolvent, or approving a petition in any such case or other proceeding, or thirty days after a decree or order for relief is entered in respect of the Company in an involuntary case under federal bankruptcy laws as now or hereafter constituted, (g) more than ten percent (10%) by Dollar amount of the Company's trade creditors reduce to less than thirty
(30) days the number of days which the Company has to pay its accounts payable, and (h) November 30, 1998. The period from the effective date of this Agreement through the Forbearance Termination Date is referred to herein as the "Limited Forbearance Period". Except as expressly provided above in this ss.4, the Banks reserve the right to exercise all of their rights and remedies under the Loan Documents. The Company agrees to refrain from making payments on their Subordinated Debt prior to the Forbearance Termination Date and in any event, to the extent the relevant Subordination Agreements so provide, during the continuance of any Event of Default (including any Specified Defaults) under the Credit Agreement. Upon the Forbearance Termination Date, the Banks and the Agent shall be free in their sole and absolute discretion to proceed to enforce any or all of their rights and remedies under or in respect of the Loan Documents and applicable law, including without limitation, those credit termination, acceleration, enforcement and other rights and remedies arising by virtue of the occurrence of the Specified Defaults. All of the Company's payment and performance obligations to the Banks hereunder, including without limitation, the obligations set forth in ss.ss.5 and 6 below, shall survive the Forbearance Termination Date, and all of such obligations shall be secured by the collateral security granted under the Loan Documents.

         SS.5.    CONDITIONS TO EFFECTIVENESS. This Agreement shall become
effective upon satisfaction of the following conditions on or prior to September 1, 1998:

                  (a) The Banks, the Co-Agents and the Company shall have executed and delivered counterparts of this Agreement to the Administrative Agent;

                  (b) The Companies shall have paid, in cash, (i) a forbearance fee (the "Forbearance Fee") to the Administrative Agent for the benefit of the Banks in an amount equal to $50,000 and (ii) the remaining installment of the restructuring fee in the amount of $30,000 which was due and payable as of July 10, 1998;

                  (c) The Administrative Agent shall have received a certificate executed by the Company certifying that no Defaults or Events of Default currently exist under the Credit Agreement, other than the Specified Defaults;

                  (d) The Company and Anicom, Inc. and the Administrative Agent shall have entered into a letter agreement with Harris Trust and Savings Bank as Trustee under the Escrow Agreement, in form and substance satisfactory to the Banks, pursuant to which not less than 171,202 of the Shares (as defined in the Escrow Agreement) shall have been transferred to or at the direction of the Administrative Agent and satisfactory provisions shall have been made with respect to the remaining 19,274 Shares; and

                  (e) The Company shall have paid all fees and expenses incurred by the Banks and the Agent, including but not limited to, all legal fees and disbursements, and commercial finance examination fees, and billed for all periods through August 24, 1998.

         SS.6.    COVENANTS AND AGREEMENTS. Without any prejudice or impairment whatsoever to any of the rights and remedies of any of the Banks and the Co-Agents contained in any of the Loan Documents or in any agreement, document or instrument executed in connection therewith, the Company covenants and agrees with the Co-Agents and the Banks as follows:

                  (a) DISCRETIONARY LENDING. During the Limited Forbearance Period, the Banks shall continue to be under no obligation to lend to the Company or to issue, extend or renew Letters of Credit, and as such, the Banks shall continue to suspend the commitment fee contemplated by ss.2.2 of the Credit Agreement, and any advances made by the Banks to the Company and any Letters of Credit issued, extended or renewed during the Limited Forbearance Period shall be at the sole and absolute discretion of the Banks and any discretionary advances made by the Banks and any obligation incurred by the Banks as a result of the issuance, extension or renewal of any Letters of Credit shall constitute Bank Obligations.

                  (b) INTEREST. The Company acknowledges and agrees that interest shall continue to accrue at the rate specified in ss.2.5 of the Credit Agreement (as amended by ss.7 set forth beloW); PROVided that if an Event of Default other than a Specified Default occurs, then interest shall accrue on all Bank Obligations outstanding under the Loan Documents at the default rate of interest set forth in ss.6.11 of the Credit Agreement (as amended by ss.7 set forth below), whether or not such amount amount overdue, and shall be payable monthly in arrears on the last day of each calendar month.

                  (c) COMPLIANCE WITH LOAN DOCUMENTS. The Company shall comply and continue to comply will all of the terms, covenants and provisions contained in the Loan Documents to and any other instruments evidencing or creating any of the Bank Obligations except as such terms, covenants and provisions are expressly modified in this ss.6 or ss.7.

                  (d) COLLATERAL. The Companies shall provide to the Administrative Agent such additional security agreements and other security documents as the Administrative Agent may request in order to obtain, perfect and preserve a prior perfected security interest (subject only to Permitted Liens) in all existing and after-acquired personal property and fixtures of the Company for the benefit of the Banks and the Co-Agents.

                  (e) CASH FLOW PROJECTIONS. The Company shall deliver to the Administrative Agent no later than September 1, 1998 updated weekly cash flow projections for the period commencing on October 1, 1998 and ending on November 30, 1998 based upon and in the form of EXHIBIT A attached hereto. All such projections shall include, among other things, detailed weekly collections and disbursements, calculation of availability under the Credit Agreement, anticipated borrowings and a rolling Overadvance calculation.

                  (f) SALE OF COMPANY OR ANY PORTION THEREOF. The Company shall deliver to the Agent (i) by not later than Monday of each calendar week, satisfactory in form and substance to the Administrative Agent, a written status report as of the end of the prior calendar week as to any offers to purchase all or a part of the Company or its businesses and (ii) promptly upon receipt of the same, copies of all letters of intent, purchase and sale agreements or other material documentation evidencing an intention or offer to purchase all or a part of the Company or its businesses.

                  (g) CHARTER DOCUMENTS. The Administrative Agent shall have received by not later than September 1, 1998 an officers certificate from the Company certifying that there have been no changes to the charter documents of the Company and certified copies of corporate resolutions and other evidence of corporate authority requested by the Administrative Agent from the Company authorizing the execution of this Agreement and all transactions contemplated herein;

                  (h) LEGAL OPINION. The Agent shall have received by not later than September 1, 1998 a favorable written opinion, addressed to the Banks and the Co-Agents, dated the date hereof, from Craig and Macauley, PC, counsel to the Company in form and substance satisfactory to the Administrative Agent;

                  (i) CONSULTANT. The Company will on or prior to October 1, 1998 engage a business consultant pursuant to an engagement letter containing a scope of assignment and work plan, all of which shall be satisfactory to each of the Banks which consultant shall commence performance under such engagement letter on October 15, 1998; PROVIDED, HOWEVER, the Company shall not be required to commence performance under such engagement if (i) no Event of Default (other than a Specified Default) exists at any time and (ii) on or prior to the October 15, 1998 the Company shall have entered into a purchase and sale agreement for the sale of, or a binding commitment to purchase, the assets and business, and the assumption of selected liabilities, of its Energy Electric Assembly division ("EEA") on substantiality the terms outlined in the letter of intent dated July 31, 1998, a copy of which letter has been provided to each of the Banks (the "Proposed Sale");

                  (j) ANICOM STOCK PROCEEDS. All proceeds from the sale of the shares of the common stock of Anicom, Inc., delivered to the Administrative Agent pursuant to the Escrow Agreement (as amended or modified and in effect) shall be applied to the outstanding amount of interest on and principal of the Revolving Credit Loans or, at the option of the Banks, up to $202,381.16 of which may be paid to Anicom, Inc. solely to obtain the release to the Administrative Agent of the remaining stock of Anicom, Inc. held by the Escrow Agent pursuant to the Escrow Agreement. To the extent that (i) the Overadvance Amount is repaid from such proceeds the Overadvance Amount shall be permanently reduced Dollar for Dollar and (ii) the principal amount of such Revolving Credit Loans are repaid from such proceeds the Revolving Credit Commitment shall be permanently reduced Dollar for Dollar;

                  (k) YEAR 2000. Upon the request of the Agent or any Bank, the Company will provide a description of its program to address Year 2000 Issues, including updates and progress reports. The Company will advise the Banks of any reasonable anticipated material adverse effect on its business, operations or financial condition as a result of Year 2000 Issues. "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on or after January 1, 2000, as such inability affects the business, operations, and financial condition of the Company and of the Company's material customers, suppliers and vendors; and

                  (l) ASSIGNMENTS. The Company agrees that the conditions to assignment contained in clauses (i), (ii) and (iii) of Section 20.1 are hereby waived and that clause (v) of the definition of "Eligible Assignee" is amended by deleting the words "if, but only if, any Event of Default has occurred and is continuing,."

                  (m) FURTHER ASSURANCES. The Company shall at any time or from time to time execute and deliver such further instruments, and take such further action as the Administrative Agent or any Bank may reasonably request, in each case further to effect the purposes of this Agreement, the Loan Documents and all documents, agreements and instruments executed in connection therewith.

         SS.7.    AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is amended as follows:

                           (i) the definition of APPLICABLE MARGIN set forth in
                  such ss.1.1 is amended by deleting such definition and restating it in its entirety as follows:

                           APPLICABLE MARGIN. The Applicable Margin for all Revolving Credit Loans or with respect to the commitment fees are as set forth in the table below:

                           -----------------------------------------------------
                                      Revolving
                                    Credit Loans           Commitment Fee
                           -----------------------------------------------------

                                         2.00%                  .50%
                           -----------------------------------------------------

                           (ii) The following definitions as set forth in such
                  ss.1.1 are amended by deleting such definitions and restating them in their entirety as follows:

                           INTEREST PAYMENT DATE. The last day of each calendar month including the calendar month which includes the Drawdown Date.

                           INTEREST PERIOD. Initially, the period commencing on the Drawdown Date of each Revolving Credit Loan and ending on the last day of the calendar month in which the Drawdown Date occurs and thereafter, each calendar month.

                           OVERADVANCE AMOUNT. As defined in ss.11.8.

                           (iii) The definition of "Revolving Credit Loan
                  Maturity Date" as set forth in such ss.1.1 is hereby amended to be "November 30, 1998" and the Company agrees that notwithstanding any other provision of the Loan Documents, all Bank Obligations shall become due and payable on such date if they have not previously become due and payable.

                           (iv) The definition of "Administrative Agent's Head
                  Office" as set forth in ss.1.1 is hereby changed to be 100 Federal Street, Boston, MA 02110, and clauses (c) and (d) of
                  Section 21 are changed to have notices go to 100 Federal Street, Boston, MA 02110, Attention: W. Douglass Vannah, Vice President, Mail Stop 01-06-01.

                           (v) The definition of "Obligations" as set forth in
                  such ss.1.1 is hereby amended by adding the following clause to the end thereof "and any other indebtedness, obligations or liabilities of the Borrower or any of its Subsidiaries to any of the Banks"

                  (b) Section 6.11 of the Credit Agreement is amended by deleting such ss.6.11 and restating it in its entirety as follows:

                  INTEREST AFTER DEFAULT. During the continuance of a Default or Event of Default (other than a Specified Default as defined in the Forbearance Agreement, dated as of July 31, 1998) the principal of the Loans (whether or not overdue) and interest on the Loans (to the extent permitted by applicable law) shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Banks, bear interest at a rate per annum equal to four percent (4%) above the rate of interest otherwise applicable to such Loans set forth in this Agreement.

                  (c) Clause (c) of ss.9.4 of the Credit Agreement is amended by inserting the following text immediately after the text "subsections (a) and (b) above,": and on Tuesday of each calendar week as of the end of the immediately preceding calendar week.

                  (d) Clause (e) of ss.9.4 of the Credit Agreement is amended by (i) deleting the text "fifteen (15) days after the end of each calendar month" and substituting the text "on Tuesday of each calendar week" therefor and (ii) deleting the text "as at the end of such calendar month" and substituting the text "as at the end of the immediately preceding calendar week" therefor.

                  (e) Section 9.4 of the Credit Agreement is further amended by (i) deleting the word "and" at the end of clause (j) of such ss.9.4, (ii) deleting the period at the end of clause (k) of such ss.9.4 and substituting a semicolon therefor, and (iii) adding the following new clause (l):

                  (l) on Tuesday of each calendar week weekly cash flow variance reports (actual, by line item, as compared to budget, by line item) as at the end of the immediately preceding calendar week

                  (f) Section 9.9.2 of the Credit Agreement is amended by deleting such ss.9.9.2 and restating it in its entirety as follows:

                  COMMERCIAL FINANCE EXAMS. As frequently as the Administrative Agent shall determine, either Co-Agent may conduct a commercial finance exam which exam shall INTER alia, indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respect based upon a review of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower or its applicable Subsidiary) and inventory (including verification as to the value, location and respective types). In addition to the foregoing, prior to inclusion in the Borrowing Base of any assets acquired by the Borrower or any of its Subsidiaries after the Closing Date, the Banks shall be permitted to conduct a commercial finance exam with respect to such assets to determine their eligibility. All such exams and reports shall be conducted and made at the expense of the Borrower and may include examination of all books, records and financial information determined to be relevant by either of the Banks.

                  (g) Section 10.3 of the Credit Agreement is amended by deleting paragraphs (a), (c), (d), (e), (f), (g), (h) and (i) thereof and the provision at the end of Section 10.3 and amending paragraph (b) to read as follows:

                           (b) demand deposits and time deposits at one of the Banks and the investment in Anicom, Inc. stock made prior to July 31, 1998.

                  (h) Section 10.4 of the Credit Agreement is amended by deleting such ss.10.4 and restated in its entirety as follows:

                  10.4 RESTRICTED PAYMENTS. The Borrower will not make any Restricted Payments.

                  (i) Section 11.6 of the Credit Agreement is amended by deleting such ss.11.6 and restating it in its entirety as follows:

                  11.6 CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures which exceed $35,000 in the aggregate during any calendar month; PROVIDED, HOWEVER, that if during any calendar month the amount of Capital Expenditures permitted for that calendar month is not so utilized, such unutilized amount may be utilized in the next succeeding calendar month, but in no event shall the aggregate amount of all Capital Expenditures made during the months of August through November, 1998 exceed $140,000.

                  (j) Section 11.7 of the Credit Agreement is amended by deleting such ss.11.7 and restating it in its entirety as follows:

                  11.7 MINIMUM EBITDA. The Borrower will not permit Consolidated EBITDA at the end of any calendar month to be less than $225,000, which amount may be revised by the Banks upon the sale of the EEA Division of the Borrower.

                  (k) Section 11 of the Credit Agreement is further amended by adding the following new ss.11.8:

                  11.8 MAXIMUM OVERADVANCE. The Borrower will not permit the Overadvance Amount as at the end of any calendar week set forth in the table below to exceed the amount set forth opposite such week (such specified amount being deemed to be the "Overadvance Amount" during such period):

         ---------------------------------------------------------------------
                                                   Overadvance
            Calendar Week Ended                       Amount
         ---------------------------------------------------------------------

                 08/07/98                           $7,483,000
         ---------------------------------------------------------------------
                 08/14/98                           $7,668,000
         ---------------------------------------------------------------------
                 08/21/98                           $7,868,000
         ---------------------------------------------------------------------
                 08/28/98                           $7,603,000
         ---------------------------------------------------------------------
                 09/04/98                           $7,723,000
         ---------------------------------------------------------------------
                 09/11/98                           $7,723,000
         ---------------------------------------------------------------------
                 09/18/98                           $7,723,000
         ---------------------------------------------------------------------
                 09/25/98                           $7,723,000
         ---------------------------------------------------------------------
               10/02/98 and                  to be based on cash flow
                thereafter                    flow projections to be
                                         delivered to the Administrative
                                           Agent no later than 09/01/98
                                               pursuant to ss.6(e) in
                                           form substance satisfactory
                                        to the Administrative Agent, but in
                                         any event no more than $6,900,000
         ---------------------------------------------------------------------

         To the extent that the Overadvance Amount is repaid from the proceeds from the sale of the shares of the common stock of Anicom, Inc., delivered to the Administrative Agent pursuant to the Escrow Agreement (as amended or modified and in effect), the Overadvance Amount set forth opposite each date in the table above shall be permanently reduced Dollar for Dollar.

         SS.8.    EXPENSES. The Company agrees to pay to the Banks and the
Co-Agents (a) on demand by the Banks or the Co-Agents, an amount equal to any and all reasonable out-of-pocket costs or expenses (including reasonable legal fees and disbursements of counsel to the Banks and the Co-Agents, including fees and expenses of in-house counsel to the Banks and the Co-Agents, consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred or sustained by any of the Banks or the Co-Agents in connection with the negotiation and preparation of this Agreement and all related matters and (b) from time to time any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees and disbursements (including fees and disbursements of in-house counsel), consulting, accounting, appraisal, investment banking and similar professional fees and charges) hereafter incurred or sustained by any of the Banks or the Co-Agents in connection with the administration of credit extended by the Banks to the Company or the preservation of or enforcement of their rights under the Loan Documents or in respect of the Company's other obligations to them.

         SS.9.    AMENDMENTS. This Agreement shall not be amended without the written consent of the Banks.

         SS.10.   NO WAIVER. Except as otherwise expressly provided for in this
Agreement, nothing in this Agreement shall extend to or affect in any way the Company's obligations or any of the rights and remedies of the Banks and the Co-Agents in respect of the Credit Agreement arising on account of the occurrence of any Event of Default other than the Specified Defaults, all of which are expressly preserved.

         SS.11.   NO CLAIMS WITH RESPECT TO THIS AGREEMENT. The Company
acknowledges and agrees that: (a) to the best of their knowledge, the Company has no claim or cause of action against any of the Banks or the Co-Agents (or any of their directors, officers, employees or agents); (b) to the best of their knowledge, the Company has no offset right, counterclaim or defense of any kind against any of their obligations, indebtedness or liabilities to the Banks or the Co-Agents; and (c) the Banks and the Co-Agents have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Company. The Banks and the Co-Agents wish (and the Company agrees) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Banks. Therefore, the Company unconditionally releases, waives and forever discharges
(i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any of the Banks and the Co-Agents to the Company, except the obligations to be performed by the Banks and the Co-Agents for the Company as set forth in this Agreement and as expressly stated in the Loan Documents and
(ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether against any Bank or the Co-Agents or any of its directors, officers, employees or agents with respect to the obligations to be performed by the Banks and the Co-Agents for the Company as set forth in the Loan Documents, in either case (i) or (ii), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof or which could thereafter arise as the result of the execution of (or the satisfaction of any condition precedent or subsequent to) this Agreement; PROVIDED, HOWEVER, that the Company shall not be deemed to have waived any rights or claims arising from the gross negligence or willful misconduct of the Banks and the Co-Agents.

         SS.12.   REPRESENTATIONS AND WARRANTIES. The Company hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in ss.8 of the Credit Agreement (other than ss.ss.8.4 (but only for the period prior to the delivery of the audited financial statements for fiscal year 1997 prepared by Ernst & Young), 8.5 and 8.11 (but solely with respect to the Specified Defaults)), PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement amended hereby.

         SS.13.   WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ANY RIGHTS
THAT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. Except as prohibited by law, the Company hereby waives any right that it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages; PROVIDED, HOWEVER, that the Company shall not be deemed to have waived any claim the Company may have to recover such damages for claims which arise from the gross negligence or willful misconduct of the Banks and the Co-Agents, or the willful breach by the Banks of the Co-Agents of any of the Loan Documents. The Company hereby (a) certifies that no representative, agent or attorney of any Bank or the Co-Agents has represented, expressly or otherwise, that such Bank or the Co-Agents would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Agreement by, among other things, the waivers and certifications herein.

         SS.14.   MISCELLANEOUS. This Agreement shall be governed by and
construed in accordance with the laws of The Commonwealth of Massachusetts and shall take effect as a sealed instrument under such laws. Any and all notices or other communications required hereunder shall be in writing and shall be delivered as required by the Credit Agreement.

         SS.15.   COUNTERPARTs. This letter agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this letter agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

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

         If you are in agreement with the foregoing, please sign and return the enclosed copy of this letter agreement to the Administrative Agent.


                                    CONNECTIVITY PRODUCTS INCORPORATED


                                    By:
                                        ----------------------------------------
                                        Title:


                                    BANKBOSTON, N.A., individually and as
                                    Administrative Agent and Documentation Agent


                                    By:
                                        ----------------------------------------
                                        Title:


                                    NBD BANK


                                    By:
                                        ----------------------------------------
                                        Title: